UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K.

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 25, 2011

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628
(Registrant’s telephone number, including area code)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas 72201 (501) 376-6477
(Former address and telephone number, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 25, 2011, we entered into a First Amendment to Lease (the "Amendment") with Liberty MA Portfolio Fee LLC (the "Landlord"), amending the Indenture of Lease, dated January 2008 (the "Original Lease"), pursuant to which we lease premises located at 10 New Bond Street, Worcester, Massachusetts (the “Premises”).  The Amendment extends the termination date of the Original Lease from January 31, 2013 to January 31, 2017 and expands the rented space of the Premises from 19,200 square feet to 48,000 square feet.   The base rent for the Premises will be $14,000 per month through January 31, 2013 (with an abatement to $8,400 per month for the months of October through December 2011) and will increase annually thereafter as follows:

Period	Monthly Base Rent
February 1, 2013 – January 31, 2014	$14,420.00
February 1, 2014 – January 31, 2015	$14,852.60
February 1, 2015 – January 31, 2016	$15,298.18
February 1, 2016 – January 31, 2017	$15,757.12

In addition, we will be obligated to pay 21.7% of the Landlord’s  taxes and operating costs (as defined in the Original Lease).  The Landlord has agreed to make certain leasehold improvements and to reimburse us up to $10,000 for our reasonable costs to upgrade the existing emergency lighting/fire alarm system should such upgrade be required under applicable laws regulating warehouse space.

We intend to use the additional space for manufacturing and warehousing of our products and component parts.

In connection with the expansion of our facilities, we have relocated our principal executive offices from Little Rock, Arkansas to the Premises in Worcester, Massachusetts.

The Original Lease and the Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current report on Form 8-K and the foregoing descriptions of their terms are qualified in their entirety by reference to such Exhibits.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Indenture of Lease, dated January 2008, by and between Liberty MA Portfolio Fee LLC and ThermoEnergy Corporation.
10.2	First Amendment to Lease, dated October 25, 2011, by and between Liberty MA Portfolio Fee LLC and ThermoEnergy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011
THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Executive Vice President and Chief Financial Officer